SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 12, 2003


                     ALTERNATIVE TECHNOLOGY RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                      0-20468                  68-0195770
         --------                      -------                  ----------
(State or other jurisdiction         (Commission              (I.R.S. Employer
     of incorporation                File Number)            Identification No.)
     or organization)



                   629 J Street, Sacramento, California 95814
                                  (916)231-0400
                                  -------------
          (Address and telephone number of principal executive offices)




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

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

     (a) On November 12, 2003, Alternative Technology Resources, Inc. (the "Registrant") and Ernst & Young LLP ("Ernst & Young"), mutually agreed to cease their existing professional relationship. The decision to cease the existing relationship with Ernst & Young was recommended by the audit committee. The Registrant is currently involved in the process of engaging a new independent accountant.

     During the Registrant's two most recent fiscal years ended June 30, 2003 and 2002, and the subsequent interim period through November 12, 2003, the date of this report, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to Ernst & Young 's satisfaction would have caused it to make a reference to the subject matter of the disagreements in connection with its reports. During these periods, there were no "reportable events" described under Item 304(a)(1)(v) of Regulation S-B.

     The audit report of Ernst & Young on the financial statements of the Registrant as of and for the past two fiscal years ended June 30, 2003 and 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit reports for the past two fiscal years contained an explanatory paragraph indicating that there is substantial doubt about the Registrant's ability to continue as a going concern.

     In response to the Registrant's request, Ernst & Young has furnished the Registrant with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter dated November 13, 2003, is attached hereto as Exhibit 16.1 to this Form 8-K.

     (b) The Registrant is in the process of selecting a new independent accountant for its current fiscal year.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits

     The following exhibit is filed with this Form 8-K:

     16.1 Letter dated November 14, 2003 from Ernst & Young LLP to the Securities and Exchange Commission regarding statements included in this Form 8-K.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 17, 2003                 ALTERNATIVE TECHNOLOGY RESOURCES, INC.


                                          /s/ Mark W. Rieger
                                          --------------------------------------
                                          Mark W. Rieger
                                          Chief Executive Officer

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